UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant        ☒

Filed by a Party other than the Registrant        ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ANI PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT TO
PROXY STATEMENT
DATED April 11, 2023
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON May 23, 2023

This Supplement provides updated information with respect to the 2023 Annual Meeting of Stockholders (the "Annual Meeting") of ANI Pharmaceuticals, Inc. (the "Company") to be held on May 23, 2023.

On April 11, 2023, the Company commenced the mailing to its stockholders of a Notice of the 2023 Annual Meeting of Stockholders and Definitive Proxy Statement (the "Notice and Proxy Statement") for the Annual Meeting. This Supplement describes a recent change in the proposed nominees for election to the Board of Directors of the Company (the "Board"). Please read this Supplement in conjunction with the Notice and Proxy Statement.

Withdrawal of Nominee for Election as Director

On May 7, 2023, Robert E. Brown, Jr., a member of the Board and a nominee for re-election as a director at the Annual Meeting, informed the Board that he will withdraw his name from nomination for re-election to the Board at the Annual Meeting. Mr. Brown will continue to serve on the Board through the remainder of his term as a director. In light of this action, the Board has determined that it will not nominate a replacement director for election at the Annual Meeting. Therefore, the nomination of Mr. Brown is withdrawn, and no other nominee for election at the Annual Meeting will be named in place of Mr. Brown.

Voting Matters

Other than Mr. Brown, the nominees for election to the Board named in the Notice and Proxy Statement will stand for election at the Annual Meeting. Notwithstanding Mr. Brown 's withdrawal, the proxy card included in the Notice and Proxy Statement remains valid. If you have already returned your proxy card or provided voting instructions, you do not need to take any action unless you wish to change your vote. Proxy cards and voting instruction cards already returned by stockholders will remain valid and will be voted at the Annual Meeting unless revoked.

Shares represented by proxy cards or voting instruction cards returned before the Annual Meeting will be voted for the directors nominated by the Board as instructed on the proxy card or voting instruction card, except that votes will not be cast for Mr. Brown because he is no longer standing for re-election. Any such votes cast for Mr. Brown will be disregarded. If you have not yet returned your proxy card or submitted your voting instructions, please complete the proxy card or submit voting instructions, disregarding Mr. Brown's name as a nominee for election as a director.

None of the other agenda items presented in the Notice and Proxy Statement are affected by this Supplement, and shares represented by proxy cards or voting instruction cards returned before the Annual Meeting will be voted with respect to all other matters properly brought before the Annual Meeting as instructed on the proxy card or voting instruction card.

Information regarding how to vote your shares, or revoke your proxy card or voting instructions, is available in the Proxy Statement. The Notice and Proxy Statement are available at www.proxyvote.com. This Supplement is being made available online at the same location on or about May 8, 2023.

May 8, 2023